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                        Certificate of Incorporation of

                           MIDWAY-CTS BUFFALO, LTD.

            pursuant to Section 402 of the Business Corporation Law

                         IT IS HEREBY CERTIFIED THAT:

The name of the corporation is MIDWAY-CTS BUFFALO, LTD.

The purposes for which this corporation is formed are as follows:

          To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law. This corporation is not formed to engage in any act or activity for which approval by an state department, official, board, agency or other body is required without such approval first being obtained.

The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law or any other statute of the State of New York.

The aggregate number of shares the corporation shall have the authority to issue is one hundred (100) voting shares with no par value and one thousand (1000) non-voting shares with no par value.

The office of the corporation is to be located in the County of Onondaga, State of New York.

The Secretary of State is designated as agent of the corporation upon whom the process in any action or proceeding against it may be served. The postal address to which the Secretary of State shall mail a copy of the process against the corporation served upon him is 140 Cortland Avenue, Syracuse, NY 13221.

The corporation elects to name a registered agent. The registered agent for the corporation shall be:

               CT Corporation System
               1633 Broadway
               New York, NY 10019

The undersigned incorporator is over the age of eighteen years.

IN WITNESS WHEREOF, this certificate has been subscribed this 30th day of September, 1994, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

James Geraci
194 Washington Ave.                               /s/ James Geraci
                                                  -----------------------------
Albany, NY 12210